Exhibit 5

                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                ATTORNEYS AT LAW
                          NationsBank Corporate Center
                                   Suite 4200
                             100 North Tryon Street
                      Charlotte, North Carolina 28202-4006
                             Telephone 704/331-7400
                             Facsimile 704/331-7598


                                November 7, 1996

Glenayre Technologies, Inc.
5935 Carnegie Boulevard
Charlotte, North Carolina 28209

Gentlemen:

         You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended, of 370,000 shares of the $.02 par value Common Stock (the "Common Stock") of Glenayre Technologies, Inc., a Delaware corporation (the "Company"), by the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the Company's acquisition of CNET, Inc., a Texas corporation ("CNET"), pursuant to the terms of an Acquisition Agreement and Plan of Merger dated October 16, 1996 by and among the Company, CNET, CNET Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of the Company, David M. Zumwalt, Scott R. Greenwell and Charles D. Staggs (the "Agreement").

         We have made such investigations of law, examined original copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and received such statements from officers and representatives of the Company, as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the 370,000 shares of the Common Stock to be issued and sold by the Company pursuant to the Registration Statement have been duly and validly authorized and, when issued in accordance with the terms of the Agreement and the terms of any stock options as provided therein, will be validly issued, fully paid and nonassessable upon receipt by the Company of the consideration therefor.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Sincerely,

                                 KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.


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